UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2022

FREYR Battery

(Exact name of registrant as specified in its charter)

Luxembourg	001-40581	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412F, route D’Esch, L-2086 Luxembourg Grand Duchy of Luxembourg
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +352 46 61 11 3721
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	FREY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Ordinary Share for $11.50 per share	FREY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2022, the Board of Directors (the “Board”) of FREYR Battery, a corporation in the form of a public limited liability company (société anonyme) incorporated under the laws of Luxembourg (the “Company”) appointed Jon Christian Thaulow as an independent director of the Company, effective immediately.

Mr. Thaulow is a partner at BAHR AS (“BAHR”) and is the head of BAHR AS’s practice group for Environment & Energy. He advises energy sector clients, providing expertise in relation to power, renewable energy, infrastructure, as well as oil and gas. He has extensive experience with company law and corporate governance, M&A, regulatory issues relating to the energy sector, contentious matters and anti-corruption issues. He regularly advises several leading energy groups and investors in Norway and internationally.

The Board believes Mr. Thaulow is qualified to serve on the Company’s Board due to his extensive legal experience in the energy sector.

The Company has retained BAHR as legal counsel for various matters. The aggregate fees paid by the Company to BAHR in any of the last three fiscal years do not exceed the greater of $1 million, or 2% of BAHR’s consolidated gross revenues. The Company continues to retain BAHR with respect to those matters, and believes that the services rendered by BAHR were, and continue to be, provided on terms no more or less favorable than those with unrelated parties.

The Board has determined that Mr. Thaulow is independent under NYSE’s listing standards and applicable law. There are no arrangements or understandings between Mr. Thaulow and any other persons pursuant to which Mr. Thaulow was appointed as a director of the Company. In addition, there are no family relationships between Mr. Thaulow and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There are no related party transactions between the Company and Mr. Thaulow that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Thaulow is eligible to receive compensation in accordance with the Company’s standard non-employee director compensation program. A description of the Company’s historical compensatory arrangement for non-employee directors is set forth under the heading “Non-Employee Director Compensation” in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 9, 2022, which may be adjusted by the Board from time to time. The Company expects that Mr. Thaulow will enter into the Company's standard form of indemnification agreement for its directors and officers.

As previously announced by the Company in a Current Report on Form 8-K filed on June 13, 2022, Mr. German Curá had notified the Board that he will be tendering his resignation, which was expected to be effective August 1, 2022. By a resolution of the Board, his resignation became effective on August 1, 2022.

In addition, to fill the vacancy on the Nominating and Corporate Governance Committee (the “Committee”) created by Mr. Curá’s resignation, the Board appointed Ms. Mimi Berdal, an existing independent director of the Company, as a member of the Committee effective August 1, 2022. The Board also appointed Ms. Olaug Svarva, a current director on the Board and a member of the Committee, as chairperson of the Committee, effective August 1, 2022.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FREYR Battery

By:	/s/ Are L. Brautaset
	Name:	Are L. Brautaset
	Title:	Chief Legal Officer

Dated: August 1, 2022

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